                                                              EXHIBIT (27)(e)(5)

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Minnesota Life                                  POLICY CHANGE APPLICATION PART 3
                                     AGREEMENTS, CERTIFICATION AND AUTHORIZATION

-----------------------------------------------------------------------------------------------------------------------------------
Minnesota Life Insurance Company  . Individual Policyowner Services  . 400 Robert Street North  . St. Paul, Minnesota 55101-2098
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Insured's Name (Last, First, Middle Name)

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

AGREEMENTS/CERTIFICATION:
I have read, or had read to me the statements and answers recorded on Part 1 and
Part 2 of my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I agree that they will become part of this application and any coverage issued on it. I understand that the policy will be contestable, as to representations in this application, from the date of reinstatement or reissue, for the time period stated in the incontestable provision of the policy. The insurance applied for will not take effect unless and until the policy is reissued and delivered and the full first premium is paid while the health of the Insured remains as stated in Part 1 and Part 2 of the Policy Change Application, as provided in the Receipt and Temporary Life Insurance Agreement and the Conditional Health Receipt.

VARIABLE ADJUSTABLE LIFE:
I also agree that if this application is for a Variable Adjustable Life Policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE REISSUED POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE REISSUED POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION:
I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc., (MIB), or employer which has any records or knowledge of the physical or mental health of me or my minor children, to give all such information and any other nonmedical information relating to such persons to Minnesota Life or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, sickle cell disease, AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims and support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-six months from the date it is signed.

I understand that I have the right to request and receive a copy of this Authorization and that a photocopy of this authorization shall be as valid as the original.

I acknowledge that I have been given Minnesota Life's Consumer Privacy Notice. (Notice Regarding Consumer Reports and Notice Regarding Medical Information Bureau, Inc.)

Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

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DATE SIGNED           CITY              STATE             [ ] CHANGE SERVICE AGENT (Print name/code only if policy(ies) is being reassigned)
                                                          AGENT                                                  CODE
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INSURED                                                   AGENCY                                                 CODE
X
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OWNER (If other than insured, list title                  OWNER'S TELEPHONE NUMBER
if signed on behalf of corporation)                               (    )
X
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ASSIGNEE (List title if signed on behalf                  WITNESS/REGISTERED REPRESENTATIVE (Licensed agent      CODE     %
of corporation)                                           where required)
X                                                         X
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IRREVOCABLE BENEFICIARY                                   AGENT                                                  CODE     %
X                                                         X
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PARENT/CONSERVATOR/GUARDIAN                               AGENT                                                  CODE     %
X                                                         X
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

F.MHC-44098 10-1998

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Minnesota Life                                  POLICY CHANGE APPLICATION PART 1
                                                        NO UNDERWRITING REQUIRED

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Minnesota Life Insurance Company  . Individual Policyowner Services  . 400 Robert Street North  . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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POLICY NUMBERS(S)                                                            INSURED'S BIRTHPLACE (State or Country if outside US)

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INSURED'S NAME                                                               INSURED'S SOCIAL SECURITY NUMBER

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OWNER'S NAME                                                                 OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, Zip Code)                                               [ ] Check if new address and you
                                                                                                  want our records to reflect this.
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EFFECTIVE DATE    [ ] Current                             AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA LIFE   POLICY SENT
OF CHANGE         [ ] Other (indicate month and reason)   $                                   [ ] Receipt given     [ ] Yes  [ ] No
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

LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS
[ ] Change face amount to $_________________

[ ] Change annual premium amount to $________________
    Premiums payable: [ ] Annual        [ ] Semi-annual    [ ] Quarterly
                      [ ] Monthly Automatic Payment        [ ] Payroll Deduction
                          Plan #____________                   Plan #___________
                      [ ] List Bill Plan #_____________

[ ] Change plan of insurance to:________________________

[ ] Credit a Non-Repeating Premium of $____________ ($500 minimum required)
    [ ] Increase face by Non-Repeating    [ ] Do not increase face by Non-
        Premium amount.                       Repeating Premium amount.
    [ ] All or part of the Non-Repeating premium is the result of surrendering or borrowing the cash value of another policy(ies).

[ ] Start a billable Non-Repeating      Annual total $_______________
    Premium:                            ($600.00 Minimum annual total with a
                                         $2,400.00 minimum annual base premium).

    Frequency: [ ] Annual  [ ] Semi-annual  [ ] Quarterly  [ ] APP Monthly

[ ] Partial Surrender of: $________________ (Complete Withholding Election on page 2.)
    Please note: Face amount will be reduced.

[ ] Cost of Living alternate exercise.

[ ] Face Amount Increase Agreement/AIO/AIOW exercise.
    [ ] Alternate option_______________ (attach proof).

[ ] Eliminate policy loan (if available). (Complete Withholding Election on
    Page 2.)
    Please note: Face amount will be reduced. Dividend additions and accumulations will be surrendered first.

PRODUCT ADJUSTMENTS (Policy required - if policy is lost, complete Lost Policy Declaration.)

Automatic Premium Loan Provision (APL), is automatically added at rollover or conversion unless indicated here.

[ ] Omit APL

[ ] Convert term insurance at attained age to:
    [ ] Variable Adjustable Life [ ] Adjustable Life  [ ] Variable Adjustable Life Horizon  [ ] Adjustable Life Horizion

    Partial conversion:          [ ] Retain balance   [ ] Surrender balance

[ ] Conversion of term agreement:   Name:_______________________________________

[ ] Rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated.) [ ] Adjustable Life
        Please note: Waiver will be separate premium charge. Loan interest rate will be 8%.

[ ] Combine policies and rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated.) [ ] Adjustable Life
        Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete
        F. 17092-2a, Request to Change Beneficiary Name and/or Ownership, if needed.

F.MHC-44097 Rev.11-2000

BENEFIT AND AGREEMENT ADJUSTMENTS (Select only those available for the particular product.)

[ ] Maintain same total annual premium     [ ] Change total annual premium
                                               accordingly

                                                                     Decrease      New
                                                    Add    Remove     Amount      Amount
Accidental Death Benefit ....................               [ ]        [ ]      $_________
Additional Insured Agreement ................               [ ]        [ ]      $_________
Additional Term Protection ..................               [ ]
Adjustable Survivorship Life Agreement ......               [ ]        [ ]      $_________  Designated Life_________
Automatic Premium Loan ......................       [ ]     [ ]
Business Continuation Rider .................               [ ]        [ ]      $_________  Designated Life_________
Cost of Living Agreement ....................               [ ]
Face Amount Increase Agreement ..............               [ ]        [ ]      $_________
Family Term - Children's Agreement ..........               [ ]        [ ]      $_________
Family Term - Spouse Agreement ..............               [ ]        [ ]      $_________
Guaranteed Protection Waiver ................               [ ]
Inflation Agreement .........................               [ ]
Policy Enhancement Rider ....................               [ ]        [ ]      __________% (Indicate a whole number
                                                                                            between 3 - 10 %)
Waiver of Premium Agreement                                 [ ]
Other________________________________________               [ ]        [ ]

OTHER ADJUSTMENTS

[ ] Change Death Benefit Option to:  [ ] Cash   [ ] Protection (Default is cash
                                                    if none selected.)
[ ] Change dividend option to:_________________

WITHHOLDING FOR TAX PURPOSES - Required Information for all partial surrenders and loan eliminations

Social Security Number or Tax I.D. of owner:____________________________________
   (If a correct number is not provided, the IRS requires us to withhold 10% of any gain, irrespective of the withholding election.)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made):
   [ ] Yes, I elect withholding  [ ] No, I do not elect withholding

REPLACEMENT

Has there been, or will there be a lapse, surrender, loan, withdrawal or other change to any existing life insurance or annuity as a result of, or in
anticipation of this application?                                [ ] Yes  [ ] No
If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)

Do you have any life insurance in force or pending?              [ ] Yes  [ ] No
(If yes, indicate below)

---------------------------------------------------------------------------------------------------------------
                                                                                       Pending?
 Year                                                        Policy      Business/   ------------   Will it be
Issued   Amount    Type of Coverage    Full Company Name    Number(s)    Personal      Yes  No      Replaced?
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                                      F.MHC-44097-2 Rev. 11-2000

DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

                                                                          New     Benefit   Waiting
                                                Decrease Risk  Remove    Amount   Period    Period
Base..........................................       [ ]               $________  ________  ________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $________  ________  ________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $________  ________  ________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $________  ________  ________
Guaranteed Future Insurability Agreement......                  [ ]
Supplementary Income Benefit..................       [ ]        [ ]    $________
Social Security Agreement.....................       [ ]        [ ]
Proportionate Benefit Agreement...............                  [ ]
Additional Monthly Income Option..............                  [ ]
Monthly Income Benefit Escalator..............       [ ]                [ ] 4%  [ ] 6%
Monthly Income Benefit Escalator..............                  [ ]     [ ] 4%  [ ] 6%  [ ] 8%  [ ] 10%

OVERHEAD EXPENSE POLICIES ONLY:
Base..........................................       [ ]               $________  ________  ________
Cost of Living Agreement......................                  [ ]
Replacement Expense Agreement.................                  [ ]
Transitional Disability Benefit Agreement.....                  [ ]

DI '90 SERIES

PLAN OF COVERAGE CHANGES (Policy required - complete Lost Policy Declaration if policy is lost)

[ ] Change DI '90 series policy Plan of Coverage to: (Indicate A or B Below)

    A. [ ] Disability Income                   B. [ ] Disability Income
           Insurance Policy                           Insurance Policy Plus
           (all occupation classes)                   (Class *P, 1*, *S, 1 only)

BENEFIT AND AGREEMENT ADJUSTMENTS

                                                                         New      Benefit   Waiting
                                                 Decrease    Remove     Amount    Period    Period
Base.........................................       [ ]               $_________  ________  ________
Additional Disability Monthly Income Agreement      [ ]        [ ]    $_________  ________  ________
Additional Disability Monthly Income Agreement      [ ]        [ ]    $_________  ________  ________
Additional Disability Monthly Income Agreement      [ ]        [ ]    $_________  ________  ________
Supplementary Income Benefit.................       [ ]        [ ]    $_________            ________
Social Security Agreement....................       [ ]        [ ]    $_________  ________  ________
Inflation Protection Agreement...............       [ ]        [ ]    [ ] 4%   [ ] 6%
Guaranteed Increase Agreement................                  [ ]
Guaranteed Increase Agreement Plus...........                  [ ]
Future Income Protection Agreement...........                  [ ]

ADJUSTMENTS - ALL SERIES

[ ] Add Discount (Choose one selection from the following:)

    [ ] Association Discount # _____________________________
    [ ] Employer/Employee #  _____________________________ (Include F.37443)
    [ ] Professional Group Discount _________________________
                                          Name of Group

[ ] Change contract to level rate
[ ] Change dividend option to:   [ ] Reduce Premiums   [ ] Accumulate   [ ] Cash
[ ] Change premium payment frequency to:
    [ ] Annual  [ ] Semi-annual  [ ] Quarterly  [ ] Direct Monthly (must meet requirements)
    [ ] Automatic Payment Plan # _____  [ ] Payroll Deduction/List Bill # ______

                                                      F.MHC-44097-3 Rev. 11-2000

ALL PRODUCTS

NON-SMOKER STATEMENT

[ ] Add non-smoker designation

I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other cigarettes is used, list type ________________ and frequency___________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking status, may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION

[ ] I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is issued, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

     [ ] Provide duplicate   [ ] Provide certificate  [ ] Rollover/conversion/
         policy                                           exchange - Provide new
                                                          policy

[ ]  Payment of fee for duplicate or new policy:

     [ ] Fee is attached  [ ] Take fee from policy  [ ] See "Additional
                              cash value.               Information" for fee
                                                        payment instructions.

ADDITIONAL INFORMATION



Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.

------------------------------------------------------------------------------------------------------------------------------------
DATE SIGNED           CITY              STATE             [ ] CHANGE SERVICE AGENT (print name/code, only if policy(ies) is being reassigned)
                                                              NAME                                               CODE
------------------------------------------------------------------------------------------------------------------------------------
OWNER (List title if signed on behalf of                  OWNER'S TELEPHONE NUMBER
corporation)
X                                                                 (    )      --
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INSURED                                                   AGENCY                                                 CODE
X
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ASSIGNEE (List title if signed on behalf                  AGENCY                                                 CODE     %
of corporation)
X                                                         X
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IRREVOCABLE BENEFICIARY                                   AGENT                                                  CODE     %
X                                                         X
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

                                                      F.MHC-44097-4 Rev. 11-2000